Exhibit 4.3

AMENDMENT to

8% MANDATORILY CONVERTIBLE NOTES

This Amendment dated May 15, 2013 (the “Amendment”), to those certain 8% Mandatorily Convertible Notes held by the undersigned holders thereof (the “Holders”), (as amended from time to time the “LOM Notes”), by Green Ballast, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Company issued the LOM Notes to the Holders with a Stated Maturity Date, as defined therein, of October 16, 2013; and

WHEREAS, the Company and the Holders desire to enter into this Amendment to memorialize the waiver of default due to the Company’s failure to close a Qualified Financing (as defined in the LOM Notes) by April 15, 2013, as required by Section 6(c) of said LOM Notes.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the Company and the Holders agree as follows:

1.                  As confirmed by the written consent herein of the Company and the Holders of the LOM Notes representing at least 50% of the aggregate principal amount of LOM Notes currently outstanding, the default by the Company under the LOM Notes caused by the failure to consummate a Qualified Financing on or before April 15, 2013, is hereby waived.

2.                  Section 6(c) titled Event of Default of each of the LOM Notes is hereby amended to change the date to July 15, 2013.

3.                  Except to the extent heretofore or herein amended, the LOM Notes shall remain in full force and effect.

4.                  All capitalized terms used herein, and not otherwise defined herein, have the respective meanings given to such terms in the LOM Notes.

5.                  This Amendment may be executed in any number of counterparts, each of which shall constitute an original document. Electronic signatures, whether by fax, e-mail, or other electronic means, shall be treated as original signatures.

[Signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed the day and year first set forth above.

COMPANY:

GREEN BALLAST, INC.

By:	/s/ Kevin Adams
Name: Title:	Kevin Adams Chief Executive Officer

HOLDERS:

NEXT GENERATION TSFBO ANDY ARNO IRA

By:	/s/ Timothy Wilms

C. Rodney O’Connor

Pamela F. O’Connor

SAS Trust 1

By:	/s/ Scott Sampson

James Kaufmann

Charles DeBare

Mary DeBare

JBA Investments, LLC

By:

Linda Gale Sampson Trust 2

By:	/s/ Linda Gale Sampson

By:

Elizabeth Arno
Elizabeth Arno